EXHIBIT 10.35

LEASE AGREEMENT

THIS LEASE AGREEMENT, (the "Agreement") entered into as of this 5th day of March, 2013, by and between the undersigned Landlord and Tenant:

Brandon J. and Heather N. Day Revocable Trust

5022 East 101st Street South

Tulsa, Oklahoma 74137

A Revocable Trust (hereinafter referred to as "Landlord")

Cygnus Energy Futures, LLC

5022 East 101st Street South

Tulsa, Oklahoma 74137

Attn: Brandon J, Day, Vice President

A Minnesota Limited Liability Company, (hereinafter referred to as "Tenant")

The Landlord and Tenant are jointly referred to herein as Parties (“Parties”).

W I T N E S S E T H :

1.            Premises: Landlord, in consideration of the agreements herein contained, leases to Tenant and Tenant leases from Landlord that real estate situated at 5022 East 111th Street South, Tulsa, Oklahoma 74137, together with all buildings, improvements and facilities located thereon and all fixtures of every kind and nature whatsoever which are owned by Landlord and used or procured for use in connection with the operation and maintenance of such premises, improvements and facilities, all of which are hereinafter collectively referred to as "Demised Premises."

2.            Gross Lease:

A.            The Parties hereto intend that this Lease shall be deemed and construed to be a so-called "gross lease" and Landlord shall receive all rent due hereunder from Tenant, inclusive of any charges, taxes, assessments, expenses or deductions of any and every kind, character or nature whatsoever and without any duty of making any present or future alterations, improvements or repairs of any kind in or about the Demised Premises.

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B. Tenant assumes full responsibility for the conditions, operation, maintenance and management of the Demised Premises and Landlord shall have no liability in respect thereto or for damage to the property of Tenant or on account of the condition, operation, maintenance and management of the Demised Premises.

3.            Term: The term of this Lease shall be thirty-six (36) months commencing the 1st day of March, 2013, (the "Commencement Date"), and terminating on the 28th day of February, 2016, (the "Term"). If Tenant occupies the Demised Premises before the commencement date, the Tenant shall pay to the Landlord, on the commencement date for such period from the date of occupancy to the commencement date, in an amount equal to that proportional basic rent (as hereinafter defined) for one calendar year, which the number of days in such period bears to 365.

4.            Rent: Tenant shall pay to Landlord the following annual gross rent without right to set off or deduction, in the amount of $45,000.00 (the “Annual Rent”) during the Term of this Lease, which rents shall be payable in equal monthly installments of $3,750.00 on or before the first day of each consecutive month during the lease year.

5.            Use:

A.            Tenant may use the Demised Premises for any lawful purpose but shall not commit or permit on the Demised Premises any nuisance, waste or other act against public policy or which violates any law or governmental regulation. If, during the term of this Lease, Tenant is prohibited by governmental authority from using the Demised Premises, for any purpose which is a lawful purpose on the date of the commencement of this Lease, then Tenant may terminate this Lease, effective as of the date that the prohibition of Tenant's use becomes effective.

B.            Neither the Landlord nor the Tenant shall create or permit to accrue any liens, adverse claims or other encumbrances against the Demised Premises.

C.            The Tenant shall not damage or cause waste to the Demised Premises and shall, at its expense, maintain the Demised Premises in a safe, sanitary, functional and orderly condition at all times, free of refuse and objectionable noises, odors or nuisances.

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6.            Alterations: Subject to written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to make alterations, improvements or additions to the Demised Premises for the purpose of conducting its business, provided such alterations, improvements or additions, are made in accordance with the required local ordinances and public authorities having jurisdiction thereof, that the value of the Demised Premises be not diminished thereby, that the structure not be weakened or impaired, that the same be performed in a good workmanlike manner, that the exterior appearance of the buildings not be materially changed, that Tenant shall bear the cost of the same and shall not permit mechanic's liens to be placed against the Demised Premises. Any and all such alterations, physical additions or improvements made to the Demised Premises shall, at the option of Landlord, become at once its property and shall be surrendered to Landlord upon the termination of this Lease, by lapse of time or otherwise, unless Landlord shall by prior written notice to Tenant at least ninety (90) days prior to the termination date of this Lease, demand of Tenant the removal of any such alterations, physical additions or improvements, in which circumstances, such removal shall be promptly made at Tenant's expense, and Tenant shall repair all damage caused thereby. This provision, however, shall not apply to fixtures, equipment or goods installed by Tenant, all of which shall be and remain the property of Tenant and may at any time be removed by it, but any damage to the Demised Premises caused by such removal of fixtures, equipment or goods installed by Tenant shall be repaired at Tenant's expense.

7.            Operating Expenses: The Landlord shall pay, when and as the same fall due, all operating expenses attributable to the Demised Premises for each year during the term of this Lease. "Operating Expense" shall mean insurance premiums, electricity, gas, telephone, heat, hot and cold running water, sewer, pest and rodent control, trash disposal and snow removal expenses and all expenses relating to maintaining and repairing the Demised Premises. The Landlord and Tenant’s agree that each party shall be responsible for up to $20,000.00 of any issue related to capital items (by way of example and not limitation, replacement of the roof, heating plant and other structural components, if necessary.

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8.            Repairs and Maintenance: Except for improvements or repairs of a capital nature, Tenant shall maintain all parts of the Demised Premises during the term of this Lease in good and tenantable repair, reasonable wear and tear excepted, and shall promptly make all necessary repairs, interior or exterior, structural or otherwise, ordinary as well as extraordinary, to all parts of the Demised Premises, and shall comply with all governmental regulations, laws or ordinances with respect thereto; provided, however, that Tenant's obligation, pursuant to this paragraph, shall not apply in the event of damage or destruction by fire or other insurable casualty. Landlord shall have the right, upon prior reasonable notice, and at any time in the case of emergency, to inspect the Demised Premises during normal business hours, with regard to matters referred to in this paragraph, and for all other purposes. Notwithstanding Tenant's duty to keep the roof of the building on the Demised Premises in good repair during the term of this Lease, Tenant shall have no obligation to replace said roof at the end of the term.

9.            Indemnity: Landlord shall not be liable for any damage, loss and expense sustained by Tenant, its agents, servants, employees, guests, assigns, subtenants, visitors, licensees or any other person or persons, firms or corporations, due to the Demised Premises, or any portion thereof, being or becoming out of repair or defective or due to the happening of any accident or any act or neglect of Tenant or other person, persons, firms or corporations. Tenant shall indemnify and forever hold harmless Landlord from any liability, damage, loss or expense relating to said matters and, at Tenant's expense, shall defend Landlord against each and every claim, demand or cause of action, that may be made against Landlord by reason of such defects, accidents or acts of negligence, and also against each and every claim, demand or cause of action which may be made or instituted against Landlord, as owner of said Demised Premises under the laws or ordinances of any governmental agency, on account of any such defects, accidents or acts of negligence.

10.           Tenant Insurance:

A.           The Tenant shall maintain fire and extended coverage insurance with a carrier reasonably acceptable to the Landlord, which insures the improvements located on the Demised Premises, and all trade fixtures and personal property located therein, in an amount at least equal to their reasonable replacement cost. Said policy shall name the Tenant, Landlord and Landlord's Mortgagee, if any, as their interest appears.

B.           The Tenant shall also maintain general public liability insurance with a carrier acceptable to the Landlord, insuring the Parties against claims for personal injuries, wrongful death and property damage for not less than $1,000,000.00 for injuries to a single person, for not less than $1,000,000.00 for any one accident and for not less than $250,000.00 for property damage. The Landlord, Tenant and any Mortgagee holding a mortgage on the premises shall be named on such policy as their interest appears.

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C.           Upon request, duplicate originals or certificates of all insurance policies shall be delivered to the Landlord.

11.           Landlord’s Insurance:

A.           During the term of this Lease or any renewal or extension thereof, Landlord shall provide in amounts and coverage not less than the replacement cost of the Demised Premises so insured with or without deductibles, insurance coverage in the form of an “all risk” type policy against loss or damage by fire, flood, windstorm, hail, explosion, damage from aircraft and vehicles and smoke damage, and such other risks as are from time to time included in a standard extended coverage endorsement, insuring the Demised Premises and improvements (exclusive of Tenant’s merchandise, trade fixtures, furnishings, equipment, signs and all other items of personal property of Tenant).

12.           Damage to Demised Premises:

A.           If, during the term of this Lease, the Demised Premises are totally or partially destroyed by fire or other casualty, so as to render the Demised Premises wholly unfit for occupancy or make it impossible to conduct the business of Tenant thereon, and if it reasonably appears that the Demised Premises cannot be repaired and restored within one hundred twenty (120) days from the date of the damage, then either Tenant or Landlord shall have the right to terminate this Lease from the date of such damage or destruction, by giving the other party written notice. Upon the giving of such notice, Tenant shall immediately surrender the Demised Premises and all interest therein, including rights to insurance proceeds as provided in Paragraph 11 hereof, to Landlord, and in case of any such termination, Landlord may re-enter and repossess the Demised Premises discharged of this Lease and may dispossess all Parties then in possession thereof. If the Demised Premises cannot be repaired and restored in one hundred twenty (120) days from the date of such damage and neither Tenant nor Landlord elect to terminate the Lease, then, and upon the commencement of the repair or restoration, the Lease may not be terminated but rent may be abated according to the nature and extent of the damage. Full rent shall commence on the date that the repair and restoration is completed. If it reasonably appears that the Demised Premises may be repaired and restored within one hundred twenty (120) days from the date of damage or destruction, then Landlord, at its own sole cost and expense, shall repair and restore the Demised Premises with all reasonable speed; provided, however, that in no event shall Landlord be required to repair and restore the Demised Premises at a cost greater than the net proceeds of moneys received from an insurance policy or insurance policies covering such loss or damages, nor shall Landlord be required to commence repair and restoration until such fact is determined. During the period of repair, a just portion of the rent reserved under Paragraph 4 hereof, but not Tenant's obligation to make payments or performance under any other paragraphs of this Lease, shall be abated according to the nature and extent of damages and Tenant’s ability to occupy a portion of the Demised Premises. Full rent shall recommence on the date that repairs are completed.

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B.           If the damage or destruction does not render the Demised Premises unfit for occupancy, then Landlord shall repair and restore the Demised Premises as soon as practicable and, in that case, Tenant shall pay full rent during the repair period. All repairs resulting from such fire or other casualty shall be paid by Landlord out of any insurance proceeds received, but if insurance proceeds are insufficient to repair or restore the Demised Premises to their previous condition, Tenant shall pay any additional amounts required to make such repairs and restoration.

C.           In any event, all improvements, betterment, fixtures or equipment placed by Tenant on the Demised Premises, for which insurance is not provided on behalf of Landlord by Tenant, shall be repaired by Tenant at its own expense and not at the expense of Landlord.

13.           Condemnation:

A.           If the whole of the Demised Premises are taken by any public authority, under the power of eminent domain or by private purchase in lieu thereof, then this Lease shall automatically terminate upon the date possession is surrendered and rent shall be paid and other conditions performed up to the day. If any part of the Demised Premises shall be so taken as to render the remainder thereof unusable for the purpose which the Demised Premises were leased, then Landlord and Tenant shall each have the right to terminate this Lease on ninety (90) days notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, rent shall be paid and other conditions performed up to the date possession is surrendered.

B.           If any part of the Demised Premises shall be so taken such that it does not render the remainder unusable for the business of Tenant, Landlord shall, at its own cost and expense, restore the remaining portion of the Demised Premises, to the extent necessary to render it reasonably suitable, for the purposes for which it was leased, all to be done without any adjustment in rent to be paid or other conditions to be performed by Tenant; provided, however, Landlord shall not be required to perform such work and restoration, if the cost thereof shall exceed the proceeds of its condemnation award and shall not be required to commence work or restoration, until such fact is determined.

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C.           All compensation awarded or paid upon such total or partial taking of the Demised Premises shall belong to and be the property of Landlord, without any participation by Tenant, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Demised Premises herein leased. Nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such proceedings for loss of business, damage to or cost of removal or from the value of stock, trade, fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord’s award.

14.           Default:

A.           In the event Tenant does or shall neglect or fail to pay any sum required to be paid hereunder by Tenant when due and such failure shall continue for five (5) days following written notice from Landlord to Tenant or to keep, observe and perform any of the other covenants and agreements contained in this Lease, which on its part are to be performed and such failure shall continue for thirty (30) days after written notice from Landlord to Tenant, provided that Tenant shall not be deemed in default if such default cannot reasonably be cured within such thirty (30) day period and Tenant commences to cure within thirty (30) days and thereafter diligently prosecutes same to completion, or if its leasehold interest shall be taken on execution or other process of law, or if the Tenant shall be declared a bankruptcy or insolvent according to law, or if any assignment of its property shall be made for the benefit of creditors, or if a receiver shall be appointed to take charge of Tenant’s property, or if Tenant shall abandon the Demised Premises during the term of this Lease without continuing to perform its obligations, then, and in any of such cases, Landlord may immediately or at any time thereafter, without any further notice or demand, enter into and upon the Demised Premises, or any part thereof, in the name of the whole, and repossess the same as of its former estate, without such re-entry working a forfeiture of the rents to be paid and the covenants to be performed by the Tenant for the full term of this Lease and may, at Landlord's election, lease or sublet the Demised Premises, or any part hereof, on such terms and conditions and for such rent and for such time as Landlord may elect, and after crediting the rent actually collected by Landlord from such reletting on the rental stipulated to be paid under this Lease by Tenant from time-to-time, collect from Tenant any balance remaining due on the rent reserved under this Lease, together with any costs incurred by Landlord as a result of Tenant’s failure to perform other covenants contained in this Lease, together with all other expenses incurred by Landlord, including reasonable attorneys' fees, in the reletting of the Demised Premises, or Landlord may, at its election and upon notice to Tenant, declare this Lease forfeited and void and may thereupon re-enter and take full possession of said Demised Premises as the owner thereof and free from any right or claim of Tenant and such election of re-entry last mentioned shall be and constitute an absolute bar to any right to enter by Tenant upon the payment of all arrearage of rents and costs after a dispossession under any suit or process for breach of any of the covenants of this Lease, except as may be provided under statutes then in force; and the commencement of any action to recover possession of the Demised Premises aforesaid shall be deemed a sufficient notice of election of said Landlord to treat this Lease as void and terminated unless the Landlord shall notify Tenant before beginning such proceedings, that after obtaining such possession, Landlord will continue to look to Tenant for the performance of this Lease and will submit the Demised Premises on Tenant's account in the manner above provided. In the event of forfeiture, Tenant shall be released from any further liability under this Lease.

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B.           In the event of a default which terminates the Tenant’s right to possession of the Demised Premises, then, and in that event, and without the requirement of further notice, all Other Leases referred to in Paragraph 5 of this Agreement shall revert to the Landlord.

15.           Quiet Enjoyment: Subject to Tenant's performance of all of its obligations under this Lease, Tenant shall have the peaceful and quiet use of the Demised Premises for the purpose set forth in Paragraph 6 without hindrance on the part of Landlord, and Landlord shall warrant and defend Tenant in such peaceful and quiet use against any lawful claims of all persons claiming by, through or under Landlord.

16.           Assignment: Tenant shall not assign or sublet the Demised Premises, or any part thereof, without the written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed and, irrespective of such subletting or assignment, Tenant shall nevertheless remain primarily liable for the performance of all of the terms of this Lease.

17.           Tenant’s Environment Responsibilities: Tenant shall not cause or permit to occur:

A.           Any violation of the Environmental Laws related to environmental conditions on, under or above the Demises Premises, or arising from the Tenant’s use or occupancy of Demised Premises.

B.           The use, generation, release, manufacture, production, processing, storage or disposal of any hazardous substances on, under or about the Demises Premises.

18.           Condition of the Premises: Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Demised Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant’s business except as provided in this Lease.

19.           Subordination: This Lease shall be subordinated to any mortgage hereinafter placed upon the Demised Premises or any extension or renewal thereof and Tenant shall execute any such subordination agreement as may be required by any Mortgagee.

20.           Intentionally Deleted.

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21.           Notices: All notices, consents, demands and requests which may be or are required to be given by either party to the other shall be in writing and sent by United States Registered or Certified Mail, return receipt requested, addressed as follows:

TO Landlord:  Brandon J. and Heather N. Day

Irrevocable Trust

5022 East 111th Street South

Tulsa, Oklahoma 74137

TO Tenant:      Cygnus Energy Futures, LLC

5022 East 111th Street South

Tulsa, Oklahoma 74137

Attn: Brandon J. Day, Vice President

22.           Construction of Lease: If any provisions of this Lease shall, by appropriate Court Order, be held invalid or in contravention of the laws or ordinances of any applicable governmental authority, such invalidation shall not serve to affect the remaining portion of this Lease. Interpretation and enforcement of this Lease shall be governed by the laws of the State of Minnesota.

23.           Headings: Headings of titles of the paragraphs are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

24.           Successors and Assigns: This Lease shall bind Landlord and Tenant and their successors, assigns, heirs, administrators or other legal representatives, as the case may be.

25.           Governing Law: This Agreement shall be construed under and governed by the laws of the State of Minnesota.

26.           Relationship of Parties: Nothing contained in this Agreement shall be deemed or construed by the Parties hereto or by the third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of rent nor any other provisions contained in this Agreement nor any act or acts of the Parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

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27.           Short Form Lease: Tenant shall not record this Agreement without the written consent of Landlord; however, upon request of either party hereto, the other party shall join in the execution of a memorandum or so called "short form" of this Agreement for the purposes of recordation. Said memorandum or short form of this Agreement shall describe the Parties, the Demised Premises, the term of this Agreement, any special provisions and shall incorporate this Agreement by reference. Any fees required to be paid in order to record such short form Agreement shall be paid by Tenant.

28.           Brokers: Tenant and Landlord each warrant that they have had no dealings with any broker or agent in connection with the negotiation or execution of this Agreement and each agrees to indemnify and hold the other harmless from and against any and all costs, expense or liability for commissions or other compensation and charges claimed by any broker or agent by reason of services alleged to have been rendered to at the instance of, or agreed to by it in connection with this Agreement.

29.           Offset Statement: Within ten (10) days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the Demised Premises or the land or building of which they are a part by Landlord, an offset statement shall be required from Tenant, Tenant agrees hereby to deliver in recordable form a Certificate to any proposed mortgagee or purchaser or to Landlord certifying (if such be the case) that this Agreement is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

30.           Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

31.           Attornment: In the event any proceedings are brought for the foreclosure of the Demises Premises, or in the event of exercise of the power of sale under any Mortgage made by Landlord covering the Demised Premises, Tenant shall attorn to the purchaser upon any such foreclosure of sale and recognize such purchaser as Landlord under this Lease. Landlord shall use its best efforts to promptly deliver to Tenant a commercially reasonable form of recognition and non-disturbance agreement that is consistent with Tenant’s rights under this Lease, executed by all parties that hold a ground lease, mortgage, deed of trust or other security interest in the Demised Premises that would be superior to Tenant’s leasehold interest under this Lease. Landlord shall use diligent efforts to provide Tenant with executed originals of such recognition and non-disturbance agreements within forty-five (45) days of the date of this Lease.

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32.           Lease Term: The phrase "lease term” as used herein shall include any extensions or renewals of the original lease term.

33.           Subrogation: As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended overage and other property insurance policies existing for the benefit of the respective Parties. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Lease as of the day and year first above written.

Landlord:

Brandon J. and Heather N. Day Revocable Trust

/s/ Brandon J. Day

By:    Brandon J. Day

Its: Trustee

/s/ Heather N. Day

By:    Heather N. Day

Its: Trustee

Tenant:

Cygnus Energy Futures, LLC

/s/ Timothy S. Krieger

By:    Timothy S. Krieger

Its: President/CEO

/s/ Brandon J. Day

By:    Brandon J. Day

Its: Vice President

STATE OF MINNESOTA)

 ) SS.

COUNTY OF Dakota         )

The foregoing instrument was acknowledged before me, a Notary Public this 5th day of March, 2013 by Timothy S. Krieger, the President/CEO on behalf of Cygnus Energy Futures, LLC, a Minnesota Limited Liability Company.

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